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                         [PRICE WATERHOUSE LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Form S-8 (No. 33-32379) of Loctite Puerto Rico, Inc. of our report dated October 6, 1995 appearing on page F-1 of the Annual Report of the Retirement Savings Plan of Loctite Puerto Rico, Inc. (Savings Plan Fund Only) of this Form 11-K.

/s/ PRICE WATERHOUSE
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PRICE WATERHOUSE

San Juan Puerto Rico

October 6, 1995



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